                                  Exhibit 99.1
IsoPlexis Reports Third Quarter 2021 Financial Results

Year-to-date 2021 revenue increased 68% over prior year period

BRANFORD, CONN., November 10, 2021 – IsoPlexis Corporation (Nasdaq: ISO), the leader in functional single-cell proteomics, today reported financial results for the quarter ended September 30, 2021.

Recent Highlights

•Revenue of $4.2 million for the third quarter of 2021, an increase of 28% over the corresponding period of 2020
•Revenue of $11.7 million year-to-date in 2021, an increase of 68% over the corresponding period of 2020
•Announced DuomicTM, our integrated single-cell functional multi-omic biology platform
◦Presented first proof-of-concept data on tumor biology at AGBT Precision Health
◦Presenting first proof-of-concept data on T-cell immunology and cell therapy at Society for Immunotherapy of Cancer
•Demonstrated traction with customer publications in two Nature Medicine publications and Journal of Clinical Oncology showing clinical utility and unique use cases of the IsoPlexis platform for cell therapy and cancer immunology
•Completed initial public offering in October, raising net proceeds of approximately $111.0 million
•Strengthened senior leadership team with additions of Anthony Catalano, SVP of Operations, Richard Rew, Secretary, SVP and General Counsel, Michelle Reid, VP of Service and Support, Raj Khakhar, VP Finance, and Jason Ou, Asia-Pacific General Manager
•Appointed Dr. Jason Myers, formerly CEO of ArcherDx, Siddhartha Kadia, formerly President of Life Technologies, and Michael Egholm, formerly CTO of Danaher Life Sciences and President of Pall Life Sciences, to Board of Directors

“At IsoPlexis, our team is focused on leveraging our unique combination of proteomics and single cell biology to accelerate advanced curative medicines,” said Sean Mackay, Co-founder and CEO of IsoPlexis. “As academic medical centers, biotechs, and biopharma recognize the need to move beyond genomics and into proteomics, we are well-positioned as a leader in single-cell proteomics to capture interest and market share in the field of advanced immune medicines.”

Third Quarter 2021 Financial Results

Revenue was $4.2 million for the three months ended September 30, 2021, a 28% increase from $3.3 million for the three months ended September 30, 2020. This increase was primarily attributable to an increase in consumable revenue driven by an increase in the number of units at customer locations.

Gross margin was 47% for the third quarter of 2021, as compared to 54% for the corresponding prior year period. The decrease in gross margin was driven primarily by the increased cost of raw materials and increases in inventory reserves.

Operating expenses were $21.9 million for the third quarter of 2021, a 173% increase from $8.0 million for the three months ended September 30, 2020. The increase in operating expenses was primarily driven by headcount expansion across our business, primarily centered around the commercial organization.

Operating loss was $19.9 million for the third quarter of 2021, as compared to $6.3 million for the corresponding prior year period.

Net loss was $20.2 million for the third quarter of 2021, as compared to a net loss of $5.0 million for the corresponding prior year period.

Cash was $40.7 million as of September 30, 2021. Subsequent to the end of the quarter, on October 12, 2021, IsoPlexis completed its initial public offering, raising approximately $111.0 million of net proceeds, after deducting underwriting discounts and commissions and other offering expenses.

2021 Guidance

IsoPlexis expects full year 2021 revenue to grow by at least 61% compared to full year 2020.

Webcast Information

IsoPlexis will host a conference call to discuss the third quarter 2021 financial results before market open on Wednesday, November 10, 2021 at 5:30 am Pacific Time / 8:30 am Eastern Time. A webcast of the conference call can be accessed at http://investors.isoplexis.com. The webcast will be archived and available for replay for at least 90 days after the event.

About IsoPlexis

IsoPlexis is leading a new era of functional proteomics. By identifying our most proteomically active single cells (or “superhero cells”) for the first time, IsoPlexis enables researchers to connect more directly to in vivo biology and develop more precise and personalized therapies. IsoPlexis has been named Top Innovation or Design by the Scientist Magazine, Fierce, BIG Innovation, Red Dot and multiple others. The IsoPlexis platform is used globally by researchers, including those at the top 15 global pharmaceutical companies and at the majority of leading U.S. comprehensive cancer centers.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, including our 2021 financial guidance, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing; the implementation of our business model and strategic plans for our products and technologies; competitive companies and technologies and our industry; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to develop and commercialize new products; our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement; the performance of third party suppliers; our ability to hire and retain key personnel and to manage our future growth effectively; our ability to obtain additional financing in future offerings; the volatility of the trading price of our common stock; our expectations regarding use of proceeds from our initial public offering (“IPO”); the potential effects of government regulation; the impact of COVID-19 on our business; and our expectations about market trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section “Risk Factors” included in the final prospectus for the Company’s IPO dated October 7, 2021 and filed with the Securities and Exchange Commission (“SEC”) on October 12, 2021 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, and our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
investors@isoplexis.com

Press Contact
press@isoplexis.com

IsoPlexis Corporation
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
Revenue
Product revenue	$3,890	$3,025	$10,906	$6,115
Service revenue	303	254	810	868
Total revenue	4,193	3,279	11,716	6,983
Cost of product revenue	2,207	1,505	5,758	3,275
Cost of service revenue	13	13	41	89
Gross profit	1,973	1,761	5,917	3,619
Operating expenses:
Research and development expenses	4,700	2,474	13,869	7,468
General and administrative expenses	7,106	2,575	16,670	6,247
Sales and marketing expenses	10,066	2,962	27,097	7,774
Total operating expenses	21,872	8,011	57,636	21,489
Loss from operations	(19,899)	(6,250)	(51,719)	(17,870)
Other income and (expense):
Grant income	862	1,225	2,189	2,717
Change in fair value of warrants and loan commitment	(97)	(21)	(4,104)	(64)
Interest income	1	1	9	3
Interest expense	(1,066)	—	(2,687)	—
Net loss	$(20,199)	$(5,045)	$(56,312)	$(15,214)
Accrued dividends on preferred stock	(3,400)	(1,558)	(10,010)	(4,541)
Net loss attributable to common stockholders	(23,599)	(6,603)	(66,322)	(19,755)
Basic and diluted net loss per common share	$(10.66)	$(3.16)	$(30.59)	$(9.48)
Weighted-average common shares outstanding—basic and diluted	2,213,825	2,086,345	2,168,259	2,084,497

IsoPlexis Corporation
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$40,739	$106,641
Accounts receivable, net	3,493	2,922
Inventories, net	20,232	3,955
Prepaid expenses and other current assets	7,613	2,156
Total current assets	72,077	115,674
Property and equipment, net	4,558	3,227
Intangible assets, net	21,266	1,643
Other assets	1,971	3,061
Total assets	$99,872	$123,605
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$5,909	$2,137
Accrued expenses and other current liabilities	5,384	2,129
Deferred revenue	1,089	356
Deferred rent	76	—
Total current liabilities	12,458	4,622
Warrant liability	8,330	4,637
Long-term debt	31,767	22,137
Total liabilities:	52,555	31,396
Commitments and contingencies
Redeemable convertible preferred stock:
Series A preferred stock, $0.001 par value per share, 253,862 shares authorized, issued and outstanding (liquidation value of $2,842 as of September 30, 2021)	1,596	1,596
Series A-2 preferred stock, $0.001 par value per share, 293,180 shares authorized; 293,180 and 290,002 issued and outstanding as of September 30, 2021 and December 31, 2020 (liquidation value of $5,956 as of September 30, 2021)	3,870	3,623
Series B preferred stock, $0.001 par value per share, 376,061 shares authorized, issued and outstanding (liquidation value of $9,865 as of September 30, 2021)	6,606	6,606
Series B-2 preferred stock, $0.001 par value per share, 237,183 shares authorized, issued and outstanding (liquidation value of $9,699 as of September 30, 2021)	6,991	6,991
Series C preferred stock, $0.001 par value per share, 564,287 shares authorized, issued and outstanding (liquidation value of $31,165 as of September 30, 2021)	24,839	24,839
Series C-2 preferred stock, $0.001 par value per share, 515,218 shares authorized, issued and outstanding (liquidation value of $28,605 as of September 30, 2021)	24,929	24,929
Series D preferred stock, $0.001 par value per share, 1,202,549 shares authorized; 1,105,045 and 975,039 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively (liquidation value of $90,092 as of September 30, 2021)	84,876	74,876
Stockholders’ deficit:
Common stock, $0.001 par value, 400,000,000 shares authorized; 2,214,960 and 2,133,904 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	2,324	1,151
Accumulated deficit	(108,716)	(52,404)
Total stockholders’ deficit	(106,390)	(51,251)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$99,872	$123,605